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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of USA Waste Services, Inc. on Form S-3 of our report dated March 30, 1995 (relating to the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries not presented separately herein) appearing in USA Waste Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 and USA Waste Services, Inc.'s Current Report on Form 8-K/A, Amendment No. 3, filed on July 1, 1996.



                                                           DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
December 6, 1996